Exhibit 10.44

SEVENTH SUPPLEMENTAL INDENTURE

THIS SEVENTH SUPPLEMENTAL INDENTURE, dated as of June 30, 2008 (this “Seventh Supplemental Indenture”), is by and among EXCO Resources, Inc., a Texas corporation (the “Issuer”), EXCO — North Coast Energy, Inc., formerly known as North Coast Energy, Inc. (the “Guarantor”), and Wilmington Trust Company, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer, the Subsidiary Guarantors (as defined therein) and the Trustee are parties to an Indenture dated as of January 20, 2004, as supplemented by the First Supplemental Indenture dated as of January 27, 2004, the Second Supplemental Indenture dated as of December 21, 2004, the Third Supplemental Indenture dated as of February 14, 2006, the Fourth Supplemental Indenture dated as of May 4, 2006,the Fifth Supplemental Indenture dated as of May 3, 2007 and the Sixth Supplemental Indenture dated as of February 12, 2008 (collectively, the “Indenture”), providing for the issuance of the Issuer’s 7 ¼% Senior Notes Due 2011 (the “Securities”);

WHEREAS, as of June 30, 2008, Power Gas Marketing & Transmission, Inc. (“PGMT”), a Restricted Subsidiary and Subsidiary Guarantor under the Indenture, has merged with and into the Guarantor, with the Guarantor being the surviving entity;

WHEREAS, pursuant to Section 5.01(b) of the Indenture, the Guarantor is required to execute and deliver to the Trustee a supplemental indenture pursuant to which such Guarantor shall unconditionally and irrevocably assume all of the obligations of PGMT under its Subsidiary Guaranty; and

WHEREAS, pursuant to Section 9.01 and 9.06 of the Indenture, the Issuer, the Guarantor and the Trustee are authorized to execute and deliver this Seventh Supplemental Indenture.

NOW, THEREFORE, for and in consideration of the foregoing premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

1.  Capitalized Terms.  Initially capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.  Agreement to Assume Obligations of Subsidiary Guarantor.  The Guarantor hereby unconditionally and irrevocably assumes all obligations of PGMT under its Subsidiary Guaranty and guarantees the Issuer’s obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in Article 10 of the Indenture and agrees to be bound by all other provisions of the Indenture and the Securities applicable to a “Subsidiary Guarantor” therein.

3.  Ratification of Indenture; Supplemental Indenture Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Seventh Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

4.  Notices.  For purposes of Section 14.02 of the Indenture, the address for notices to the Guarantor shall be:

EXCO — North Coast Energy, Inc.

c/o EXCO Resources, Inc.

12377 Merit Drive, Suite 1700

Dallas, TX 75251

5.  Governing Law.  This Seventh Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

6.  Counterparts.  The parties may sign any number of copies of this Seventh Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

7.  Effect of Headings.  The section headings herein are for convenience only and shall not affect the construction hereof.

8.  The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Seventh Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guarantors.

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed, all as of the date first above written.

EXCO RESOURCES, INC.

By:	/s/ J. DOUGLAS RAMSEY
Name: J. Douglas Ramsey
Title: Vice President, CFO and Treasurer

EXCO — NORTH COAST ENERGY, INC., as Guarantor

By:	/s/ J. DOUGLAS RAMSEY
Name:	J. Douglas Ramsey
Title:	Vice President & CFO

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ W. THOMAS MORRIS
Name: W. Thomas Morris, II
Title: Assistant Vice President